                                                      Registration No. 333-_____

      As filed with the Securities and Exchange Commission on June 27, 2003
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                         FRANK'S NURSERY & CRAFTS, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                       47-0863558
           --------                                       ----------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

     580 KIRTS BLVD., SUITE 300,                             48084
           TROY, MICHIGAN                                    -----
           --------------                                  (Zip Code)
(Address of Principal Executive Offices)

            FRANK'S NURSERY & CRAFTS, INC. 2002 STOCK OPTION PLAN AND
                       OPTION AGREEMENT WITH JOSEPH NUSIM
                       ----------------------------------
                            (Full title of the plan)


                                   ALAN MINKER
                              SENIOR VICE PRESIDENT
                      CHIEF FINANCIAL OFFICER AND TREASURER
                         FRANK'S NURSERY & CRAFTS, INC.
                           580 KIRTS BLVD., SUITE 300
                              TROY, MICHIGAN 48084
                              --------------------
                     (Name and address of agent for service)

                                 (248) 712-7000
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
       Title of                                        Proposed                 Proposed
      securities                 Amount                 maximum                  maximum              Amount of
         to be                    to be             offering price              aggregate           registration
      registered               registered             per share              offering price              fee
-------------------------------------------------------------------------------------------------------------------
Common Stock (1)                3,677,174               $1.435(2)              $5,276,744.69           $426.89

-------------------------------------------------------------------------------------------------------------------

(1)  $.001 par value per share (the "Common Stock").

(2) Calculated pursuant to Rule 457(h) and (c) solely for the purpose of computing the registration fee and based on the average bid and asked price of the Common Stock reported as of June 24, 2003.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this registration statement:

         1. Annual Report of Frank's Nursery & Crafts, Inc. (the "Registrant") on Form 10-K for the fiscal year ended January 26, 2003, filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. The description of the Registrant's Common Stock included in Item 11 of the Registrant's Registration Statement on Form 10, as amended, filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law, the Registrant may indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's certificate of incorporation requires it to indemnify its directors and officers to the fullest extent permitted by law and require the Registrant to advance litigation expenses upon its receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Registrant's certificate of incorporation further provide that rights conferred under such certificate do not exclude any other right such persons may have or acquire under applicable law, the certificate or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         The Registrant's certificate of incorporation, as amended, provides that the Registrant's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Section 174 of the Delaware General Corporation Law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         Under the Registrant's director's and officer's liability insurance policy, the Registrant's directors and officers are insured against the cost of defense, settlement or payment of a judgment under circumstances stated in the policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

                  4.1 Certificate of Incorporation (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended August 11, 2002) (File No. 033-43504-01)

                  4.2 Certificate of Merger of FNC Holdings, Inc. and New Frank's Delaware (filed as Exhibit 3.3 to Amendment No. 1 to the Registrant's Registration Statement on Form 10 filed with the Commission on April 3, 2003 pursuant to the Securities Act) (File No. 000-50158)

                  4.3 Bylaws (filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended August 11, 2002) (File No. 033-43504-01)

                  4.4 Frank's Nursery & Crafts, Inc. 2002 Stock Option Plan, as amended (filed as Exhibit 10.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 26, 2003) (File No. 000-50158)

                  4.5 Option Agreement dated as of December 5, 2002 between the Registrant and Joseph Nusim

                  5.1      Opinion of Honigman Miller Schwartz and Cohn LLP

                  23.1     Consent of Ernst & Young LLP

                  23.2     Consent of Grant Thornton LLP

                  23.3 Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1)

                  24.1 Power of Attorney (included after the signature of the Registrant contained on page 6 of this Registration Statement)

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on June 27, 2003.

                                      FRANK'S NURSERY & CRAFTS, INC.

                                      By:  /s/ Alan Minker
                                           -------------------------------------
                                           Alan Minker
                                           Senior Vice President
                                           Chief Financial Officer and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of FRANK'S NURSERY & CRAFTS, INC., a Delaware corporation (the "Registrant"), hereby constitutes and appoints Bruce Dale and Alan Minker current and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Registrant under the Securities Act, which registration statement relates to the registration and issuance of the Registrant's Common Stock, par value $.001 a share, pursuant to the Frank's Nursery & Crafts, Inc. 2002 Stock Option Plan, and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in an about the premises in order to effectuate the personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                            Title                                       Date
-------------------------------------------------------------------------------------------------------------------

  /s/ Bruce Dale                                     Chief Executive Officer                     June 27, 2003
--------------------------------------------         and Director
Bruce Dale                                           (Principal Executive Officer)


 /s/ Alan Minker                                     Senior Vice President, Chief                June 27, 2003
--------------------------------------------         Financial Officer and Treasurer
Alan Minker                                          (Principal Financial and
                                                     Accounting Officer)


 /s/ David M. Samber                                 Chairman of the Board                       June 27, 2003
--------------------------------------------
David M. Samber

 /s/ Aaron J. Fleishaker                             Director                                    June 27, 2003
--------------------------------------------
Aaron J. Fleishaker

 /s/ Gerald Hellerman                                Director                                    June 27, 2003
--------------------------------------------
Gerald Hellerman

 /s/ Joseph Nusim                                    Director                                    June 27, 2003
--------------------------------------------
Joseph Nusim

                                INDEX TO EXHIBITS

        Exhibit Number      Exhibit


              4.1 Certificate of Incorporation (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended August 11, 2002) (File No. 033-43504-01)

              4.2 Certificate of Merger of FNC Holdings, Inc. and New Frank's Delaware (filed as Exhibit 3.3 to Amendment No. 1 to the Registrant's Registration Statement on Form 10 filed with the Commission on April 3, 2003 pursuant to the Securities Act) (File No. 000-50158)

              4.3 Bylaws (filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended August 11, 2002) (File No. 033-43504-01)

              4.4 Frank's Nursery & Crafts, Inc. 2002 Stock Option Plan, as amended (filed as Exhibit 10.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 26, 2003) (File No. 000-50158)

              4.5 Option Agreement dated as of December 5, 2002 between the Registrant and Joseph Nusim

              5.1           Opinion of Honigman Miller Schwartz and Cohn LLP

              23.1          Consent of Ernst & Young LLP

              23.2          Consent of Grant Thornton LLP

              23.3 Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1)

              24.1 Power of Attorney (included after the signature of the Registrant contained on page 6 of this Registration Statement)